AMENDMENT NO. 12 TO DECLARATION OF TRUST
                           OF BT INVESTMENT PORTFOLIOS

                          DATED AS OF SEPTEMBER 8, 1999

         The undersigned, being a majority of the Trustees of BT Investment Portfolios (the "Trust"), a trust established under the laws of the State of New York pursuant to a Declaration of Trust dated as of March 27, 1993 (the "Declaration"), pursuant to the last paragraph of Section 6.1 of the Declaration, hereby amend the series designation appended to the Declaration of Trust in order to add Quantitative Equity Portfolio and to delete Global High Yield Securities Portfolio and International Small Company Portfolio. The series of the Trust shall be as follows:

                  Liquid Assets Portfolio
                  Asset Management Portfolio II Asset
                  Management Portfolio III
                  Latin American Equity Portfolio
                  Small Cap Portfolio
                  Pacific Basin Equity Portfolio
                  U.S. Bond Index Portfolio
                  Equity 500 Equal Weighted Index Portfolio
                  Small Cap Index Portfolio
                  EAFE(R) Equity Index Portfolio
                  BT PreservationPlus Portfolio
                  Global Emerging Markets Equity Portfolio
                  BT PreservationPlus Income Portfolio
                  BT Global Equity Portfolio
                  BT European Equity Portfolio
                  Quantitative Equity Portfolio

         An Interest (as defined in the Declaration) in each series of the Trust shall have the relative rights and preferences as are set forth in Section 6.1 through 6.4 of the Declaration.

         IN WITNESS WHEREOF, the undersigned have cause these presents to be executed as of September 8, 1999.

                                               /s/ Charles P. Biggar
                                               Charles P. Biggar
                                               As Trustee and Not Individually


                                               /s/ S. Leland Dill
                                               S. Leland Dill
                                               As Trustee and Not Individually

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                                               /s/ Philip Saunders, Jr.
                                               Philip Saunders, Jr.
                                               As Trustee and Not Individually